                                                                     EXHIBIT 5.1

              OPINION OF SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP


                                                               December 19, 1997


Datascope Corp.
14 Philips Parkway
Montvale, NJ  07465

Ladies and Gentlemen:

            On the date hereof, Datascope Corp., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") relating to 25,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company that may be offered from time to time pursuant to the Company's Compensation Plan for Non-Employee Directors (the "Plan"). This opinion is an exhibit to the Registration Statement.

            We act as corporate and securities counsel to the Company and in such capacity have participated in various corporate and other proceedings relating to the Company. We have taken part in the preparation or have examined copies of the Company's Restated Certificate of Incorporation and amendments thereto, its by-laws as presently in effect, minutes of meetings of its directors, stockholders and committees and such other documents and instruments relating to the Company and the proposed issuance of the shares of Common Stock as we have deemed necessary under the circumstances, in each case signed, certified or otherwise proved to our satisfaction. Insofar as the opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

            We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar in the State of Delaware. To the extent that the opinions expressed herein involve the law of the State of Delaware, such opinions are based solely upon our reading of the Delaware General Corporation Law as reported by Prentice-Hall Legal and Financial Services, without any investigation of the legal decisions or other statutory provisions in effect in such state that may relate to the opinions expressed herein.

            Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the

Datascope Corp.
December 19, 1997
Page 2


Shares to be issued pursuant to the Plan have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, when issued in accordance with the terms set forth in the Plan, will be legally and validly issued, fully paid and nonassessable.

            It should be understood that nothing in this opinion is intended to apply to any disposition of the Shares that any participant in the Plan might propose to make.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

            This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.

                                          Very truly yours,

                         /s/ SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                             -----------------------------------------
                             SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

SFH&G, LLP:GA:DSR:TSS